                                                                   EXHIBIT 10.21
                                                                   -------------

                  [LETTERHEAD OF IMPERIAL BANK APPEARS HERE]



September 16, 1996


Neil Woodruff
Applied Imaging Corp.
2340 A Walsh Avenue, Building F
Santa Clara, California 95051

Re: Loan #00721000311/Note Number 4

Dear Neil:

Imperial Bank has approved an extension of your credit facility shown above as evidenced by that certain Security and Loan Agreement dated September 5, 1995, from its current maturity of September 5, 1996 to November 5, 1996.

Except as modified and extended hereby, the existing documentation as amended concerning your obligations remains in full force and effect.

Sincerely,


/s/ Edgerton Scott II

Edgerton Scott II
Senior Vice President & Manager
Special Markets Group